EXHIBIT 99.1

Bacterin International Holdings, Inc. Completes
Merger and $7.5 Million Raise

Belgrade MT – June 30, 2010 – Bacterin International, Inc. “(Bacterin”), a Nevada company, today announced that it has completed a reverse merger transaction with Bacterin International Holdings, Inc. f/k/a K-Kitz (the “Company”), in which the Company caused its wholly-owned subsidiary to be merged with and into Bacterin, with Bacterin as the surviving company.  Concurrently with the closing of the merger, the Company also completed a private placement of common stock and warrants to purchase common stock to accredited investors, and received gross proceeds of approximately $7,508,000 at the closing of the private placement.

As a result of, the merger, the Company has terminated its prior business and is now engaged, through Bacterin, solely in the business of biomaterials research, development, and commercialization.  Bacterin is in the process of expanding its intellectual property base and has successfully leveraged its technical expertise and knowledge of biofilms into multiple product areas. Bacterin markets its products through its in-house sales force and select distributors. To further its growth opportunities, Bacterin has established partnerships with major medical device manufacturers and provider networks, in addition to the vast universe of private and unaffiliated hospital and surgical practices to which it markets. Bacterin also maintains an ongoing product development of innovative tissue constructs and bioactive coated devices.  Revenues for Bacterin come from product manufacturing, sales, distribution, licensing agreements and grants.

Before the merger, the Company’s corporate name was K-Kitz, Inc., and its trading symbol was KKTZ.OB.  On June 29, 2010, the Company changed its corporate name to “Bacterin International Holdings, Inc.” which name change will become effective for trading purposes on July 1, 2010.  The Company intends to request a trading symbol change to correspond with its name change at the appropriate time and in accordance with current FINRA regulations that went into effect June 1, 2010. Accordingly, the trading symbol for the Company will remain KKTZ.OB until such time as the Company moves to another market or otherwise can effect a trading symbol change through FINRA.

In connection with the merger, the Company also completed an initial closing of a private placement to selected qualified investors of shares of its common stock at a purchase price of $1.60 per share and detachable warrants to purchase one-quarter of a share of its common stock (at an exercise price of $2.50 per share) for each share purchased.  In total, the Company sold 4,934,534 shares of its common stock and warrants to purchase 1,233,634 shares of its common stock in the initial closing (excluding shares and warrants issued to the placement agent). The Company may sell up to an additional 6,268,472 shares of common stock and warrants to purchase 1,567,118 shares of common stock to investors that participated in the initial closing, management and certain note holders until July 30, 2010, when the offering period expires.  The Company received gross proceeds of $7,508,329 in consideration for the sale of the shares of common stock and warrants, which consisted of (i) $4,026,000 from investors in the private placement, which included directors and executive officers of the Company, and (ii) $3,482,329 from note holders in an earlier Bacterin bridge financing who converted certain principal and interest outstanding under their notes into the private placement at a 10 percent discount to the purchase price therein, being $1.44 per share, and received warrants with a 10% discounted exercise price of $2.25.  The Company intends to use the cash proceeds of approximately $4,000,000 from the capital raise to pay expenses associated with the merger and private placement and for working capital, including the expansion of its sales force.

Following the completion of the merger and the initial closing under the private placement, the Company now has approximately 34.4 million shares outstanding and 44.9 million fully diluted shares.

Middlebury Securities, LLC, a wholly owned subsidiary of Middlebury Group, LLC acted as sole placement agent in connection with the private placement.

"Today launches a new era for our company.  The funds raised will be utilized to expand our sales force and increase our marketing activities,” commented Guy Cook, president and founder of Bacterin and the president and CEO of the newly merged Company.  “Our scientifically advanced biologic products, which we believe provide superior surgical outcomes in a more cost effective manner, are FDA approved and reimbursed by all insurance providers, and as of May 2010, available in over 6,000 medical institutions.  With the cash infusion from this raise, we will be able to accelerate the build-out of our biologics direct sales force to address the growing demand for our revolutionary bone graft material allowing us to remain confident in achieving our forecasted revenue and profit goals. The increase in our planned sales efforts will effectively support the achievement of the company’s revenue goal of $20.6 million for 2010, and should enhance its growth pace for the foreseeable future.”

About the Company and Bacterin

The Company’s sole business is now to hold and operate Bacterin.  Bacterin processes and markets innovative, biologic allografts for transplantation. The Company’s products, OsteoSponge®, OsteoSponge® SC and OsteoWrap®, are made from demineralized bone that is malleable and flexible, which enables more efficient and precise handling. It also markets BacFast® and OsteoLock®, which are used in spine surgery, designed to minimize graft back-out, and increase osteoinductivity. Bacterin’s latest allograft, OsteoSelect® DBM Putty has excellent handling characteristics and is distributed as a sterile product, with osteoinductivity testing completed on every lot after terminal sterilization.  Headquartered in Belgrade, Montana, Bacterin operates a 32,000 sq. ft., state-of-the-art, fully compliant and FDA registered facility, equipped with five “Class 100” clean rooms.

This news release contains disclosures that are forward-looking statements. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions. These forward-looking statements are based on current expectations or beliefs and include, but are not limited to, statements about maximizing gross profit dollars and the Company's potential to achieve top and bottom line growth. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the company's ability to meet its obligations under existing and anticipated contractual obligations; the company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the company; the ability of the company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:
Bacterin International Holdings, Inc.
Guy Cook, President
(406) 388-0480
GCook@bacterin.com

Grannus Financial Advisors, Inc.
Yvonne Zappulla, managing director
1120 Avenue of the Americas, 4th Floor
New York, New York 10036
(212) 681-4108
Yvonne@grannusfinancial.com